UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  December 3, 2008

City National Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10521	95-2568550
(Commission File Number)	(IRS Employer Identification No.)

City National Center
400 North Roxbury Drive, Beverly Hills, California	90210
(Address of Principal Executive Offices)	(Zip Code)

(310) 888-6000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Company’s review of its executive compensation arrangements in order to comply with Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended, on December 3, 2008, the Compensation, Nominating & Governance Committee of the Board of Directors of City National Corporation (the “Company”) approved revisions to the Company’s current form of executive change of control agreement (the “CIC Agreement”), including the adoption of formal change in control plans in place of separate individual agreements for ease of administration.  The formal plans include, without limitation, the Strategy & Planning Committee Change in Control Severance Plan (the “S&P Plan”) and the Executive Committee Change in Control Severance Plan (the “EC Plan”) (the S&P Plan and the EC Plan are referred to collectively as the “CIC Plans”).  Upon agreement by an executive, that executive’s existing CIC Agreement will be rescinded and of no further effect, and the executive’s rights and obligations upon a change in control will thereafter be governed by the applicable CIC Plan.  The named executive officers who are members of the Strategy & Planning Committee (other than Russell Goldsmith, CEO and President of the Company) will be eligible to participate in the S&P Plan, and the named executive officers who are members of the Executive Committee will be eligible to participate in the EC Plan.  The rights and obligations of Russell Goldsmith and the Company upon a change of control will continue to be governed by the terms of that certain Employment Agreement, dated June 30, 2006, between Russell Goldsmith and the Company, as such agreement may be amended, including the Change of Control Agreement attached thereto as Annex A.

The revisions to the terms of change of control payments, benefits and rights under the CIC Plans were made primarily to achieve compliance with, or exemption from, Section 409A and the final regulations issued thereunder.  The CIC Plans generally provide for similar termination protections and severance pay and benefits as the CIC Agreement.  However, the CIC Plans differ in the following material respects: (i) the period of employment after a change of control is reduced from twenty-four months to twelve months; (ii) the 30-day period during which participants can voluntarily terminate their employment following a change of control and receive severance payments has been moved from the end of the first year to the final month of the twelve month change of control employment period; and (iii) the definition of “good reason” for executives to resign and still receive change of control payments and benefits after a change of control has been narrowed to provide that “good reason” means actions taken by the Company that result in a material negative change in the employment relationship in conformity with Section 409A requirements.

The definition of a “Change of Control” is the same in the CIC Plans as in the CIC Agreement; provided, that, in a change of control event involving the acquisition of a certain percentage of the Company’s outstanding common stock or voting power other than by certain existing stockholders, the  percentage of ownership which would trigger a change in control has been raised from 20% to 30%.

The CIC Plans that pertain to Senior Executive Officers (as defined in subsection 111(b)(3) of the Emergency Economic Stabilization Act of 2008 (“EESA”) and regulations issued thereunder) include, to the extent applicable, provisions limiting the benefits that can be received by Senior Executive Officers in certain circumstances as required by Section 111 of EESA.  These provisions are described in the Company’s Current Report on Form 8-K filed on November 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY NATIONAL CORPORATION

December 8, 2008	/s/ Michael B. Cahill
Michael B. Cahill
Executive Vice President,
Corporate Secretary and General Counsel
(Authorized Officer)